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                                                                 EXHIBIT (99)(c)


                                     PROXY

                      THIS PROXY IS SOLICITED ON BEHALF OF
       THE BOARD OF DIRECTORS AND MANAGEMENT OF PICOM INSURANCE COMPANY

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, JULY 31, 1996

         The undersigned Shareholder appoints Victor T. Adamo, Esq., W. Peter McCabe, M.D., and Isaac J. Powell, M.D., and each of them, each with the power to appoint his substitute, attorneys and proxies to represent the Shareholder and to vote and act with respect to all shares of common stock, $1.00 par value per share (the "PICOM Common Stock"), of PICOM Insurance Company ("PICOM") that the Shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders of PICOM referred to above, which is to be held at University Place Marriott, 300 M.D.C. Avenue, East Lansing, Michigan 48823, and any adjournment(s) or postponement(s) of that meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT OF PICOM.
IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF PICOM COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR LISTED ON THE OTHER SIDE OF THIS PROXY, AND FOR THE PICOM REORGANIZATION PROPOSAL LISTED ON THE OTHER SIDE OF THIS PROXY. THE SHARES OF PICOM COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

         The undersigned Shareholder hereby (i) revokes any and all proxies previously executed with respect to the annual meeting of shareholders of PICOM referred to above, and (ii) acknowledges receipt of the notice and proxy statement for said annual meeting of shareholders.


               PLEASE DATE AND SIGN THE OTHER SIDE OF THIS PROXY
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                             FOLD AND DETACH HERE

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                                                                                                            Please mark
                                                                                                            your votes as
                                                                                                            indicated in
                                                                                                            this example   /X/


1.    Approval and adoption of (a) the Reorganization Agreement dated May 13, 1996 (the "Reorganization Agreement") among
      PICOM, Professionals Insurance Company Management Group ("Holding Company") and PICOM Interim Insurance Company ("INSCO"), (b)
      the Agreement and Plan of Merger dated May 13, 1996 (the "Plan of Merger") among PICOM, Holding Company and INSCO, and (c) all of the transactions contemplated by the Reorganization Agreement and the Plan of Merger (including, without limitation, the merger of INSCO with and into PICOM).

      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                            FOR                  AGAINST                ABSTAIN
                                           /  /                   /  /                   /  /

2.    The election of four directors to a three year term, namely:  Victor T. Adamo, Esq., W. Peter McCabe, M.D., Sharon S. Smith,
      M.D., and  William H. Woodhams, M.D.


      Vote for all         Withhold authority   YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL DIRECTOR NOMINEES LISTED
        nominees                to              ABOVE.
      listed above.        vote for all         (Instruction: To withhold authority for any nominee(s) listed above, list name(s) of
                           nominees listed      nominee(s) in the space provided below.)
                           above.
         /  /                     /  /
                                                ___________________________________________________________________________________

                                                                                       Please sign exactly as name appears on this
                                                                                       proxy.  When shares are held by joint
                                                                                       tenants, both should sign.   When signing as
                                                                                       attorney, executor, administrator, trustee
                                                                                       or guardian, please give full title as such.
                                                                                       If a corporation, please sign in full
                                                                                       corporate name by an authorized officer. If
                                                                                       a partnership, please sign in partnership
                                                                                       name by authorized person.

                                                                                       Dated: _________________________________,1996

                                                                                       ____________________________________________
                                                                                       Signature
                                                                                       ____________________________________________
                                                                                       Title
                                                                                       ____________________________________________
                                                                                       Signature if held jointly



                                                                                       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                                                                       PROMPTLY USING THE ENCLOSED POSTAGE PAID
                                                                                       RETURN ENVELOPE.

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